PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Agreement”), dated as of December 31, 2008, is among Contran Corporation, a Delaware corporation (“Contran”), and Titanium Metals Corporation, a Delaware corporation (“TIMET”).

RECITALS

A.           On the date of this Agreement Contran has purchased from TIMET Two Million Three Hundred Fifty-Two Thousand Nine Hundred and Forty-Two (2,352,942) shares (the “Shares”) of the common stock, $.01 par value per share, of Whitney International University System Ltd.  The purchase occurred pursuant to the terms and subject to the conditions set forth in that certain Stock Purchase Agreement dated as of the date of this Agreement between Contran and TIMET (the “Stock Purchase Agreement”).

B.           As full payment of the purchase price for the Shares, Contran executed and delivered to TIMET a promissory note, dated as of the date of this Agreement, in the original principal amount of SIXTEEN MILLION SEVEN HUNDRED THOUSAND AND NO/100THS DOLLARS ($16,700,000) (the “Note”).

C.           In the Stock Purchase Agreement, Contran agreed to execute and deliver this Agreement, pledging and granting a security interest in the Shares to secure its payment of the indebtedness represented by the Note, including principal, interest and reasonable costs, expenses, attorneys’ fees and other reasonable fees and charges (the “Indebtedness”).

AGREEMENT

In consideration of the foregoing recitals and the mutual agreements hereinafter set forth, Contran and TIMET agree as follows:

Section 1.  The Pledge.  As collateral security for the due and punctual payment of the Indebtedness, Contran hereby pledges and grants to TIMET a continuing first priority and perfected security interest in, the Shares, all products and proceeds of any of the Shares including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares (the “Pledged Collateral”).

Section 2.  Security for Indebtedness.   This Agreement secures the payment of all of the Indebtedness, whether for principal, interest, fees, expenses or otherwise, and all obligations of Contran now or hereafter existing under this Agreement or the Note (all such obligations of Contran now or hereafter existing being referred to herein as the “Liabilities”).

Section 3.  Delivery of Pledged Collateral.  All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of TIMET pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to TIMET.

Section 4.  Representations and Warranties.  Contran represents and warrants as follows:
(a)           Contran is the legal and beneficial owner of the Pledged Collateral, free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance (“Lien”) on the Pledged Collateral.

(b)           The pledge and collateral assignment of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority interest in such Pledged Collateral securing the payment of the Liabilities for the benefit of TIMET.

(c)           No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge and collateral assignment by Contran of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Contran or (ii) for the exercise by TIMET of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except such filings of beneficial ownership as may be required by federal securities laws).

(d)           Contran has full power and authority to enter into this Agreement and has the right to vote the Shares and to pledge, collaterally assign and grant a security interest in the Pledged Collateral.

(e)           This Agreement has been duly authorized, executed and delivered by Contran and constitutes a legal, valid and binding obligation of Contran, enforceable against Contran in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity.

Section 5.  Further Assurances; Covenants.  Contran agrees that at any time and from time to time, at its own expense, to promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at TIMET’s request, in order to perfect any security interest granted or purported to be granted hereby or to enable TIMET to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

Section 6.  Voting Rights; Dividends; Etc.

(a) So long as no Event of Default (as defined in the Note) shall have occurred and be continuing, Contran shall be entitled to exercise any and all voting and other consensual rights pertaining to the Shares for any purpose not inconsistent with the terms of this Agreement.

(b) So long as no Event of Default shall have occurred and be continuing, Contran shall be entitled to receive all cash dividends or other distributions paid or made from time to time with respect to the Shares.  Upon the occurrence and during the continuance of an Event of Default, all rights of Contran to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall become vested in TIMET, which shall thereupon have the sole right to exercise such voting and other consensual rights.  Upon the occurrence and during the continuance of an Event of Default, all cash dividends or other distributions payable in respect of all securities pledged hereunder shall be paid directly to TIMET and, if received by Contran, shall be received in trust for the benefit of TIMET, shall be segregated from other funds of Contran, and shall be forthwith paid over to TIMET as Pledged Collateral in the same form as so received (with any necessary endorsements) and Contran’s right to receive such cash payments pursuant to the foregoing sentence shall immediately cease.

Section 7.  Transfers And Other Liens; Additional Shares.  Contran agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of TIMET, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit TIMET’s rights or remedies hereunder, including, without limitation, TIMET’s right to sell or otherwise dispose of the Pledged Collateral.

Section 8.  TIMET Appointed Attorney-In-Fact.  Contran hereby appoints TIMET Contran’s attorney-in-fact, with full authority in the place and stead of Contran and in the name of Contran or otherwise, from time to time in TIMET’s discretion to take any action and to execute any instrument which TIMET may deem necessary or advisable to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to Contran representing any dividend, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

Section 9.  TIMET May Perform.  If Contran fails to perform any agreement contained herein, TIMET may itself perform, or cause performance of, such agreement, and the reasonable expenses of TIMET incurred in connection therewith shall be payable by Contran as provided herein.

Section 10.  No Assumption Of Duties; Reasonable Care.  The rights and powers granted to TIMET hereunder are being granted in order to preserve and protect TIMET’s security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on TIMET in connection therewith.  TIMET shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which TIMET accords its own property, it being understood that TIMET shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not TIMET has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 11.  Subsequent Changes Affecting Pledged Collateral.  Contran represents to TIMET that Contran has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and Contran agrees that TIMET shall have no responsibility or liability for informing Contran of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

Section 12.  Remedies Upon Default.  If any Event of Default shall have occurred and be continuing, TIMET shall, in addition to all other rights given by law or by this Agreement, or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code (“Code”) in effect in the State of Texas at that time and TIMET may, without notice and at its option, transfer or register, and Contran shall register or cause to be registered upon request therefor by TIMET, the Shares or any part thereof on the books of the issuer into the name of TIMET or TIMET’s nominee(s), indicating that such Shares are subject to the security interest hereunder.  In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of TIMET, TIMET may sell or cause the same to be sold at any broker’s board or at any public or private sale, in one or more sales or lots, at such price or prices as TIMET may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of this Agreement.  The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever.  Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, TIMET will give Contran reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made.  Any requirements of reasonable notice shall be met if such notice is mailed to Contran as provided in Section 15(e) below, at least five (5) days before the time of the sale or disposition.  Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.  TIMET may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale.  All expenses (including court costs and reasonable attorneys’ fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.  In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Contran agrees that upon the occurrence or existence of any Event of Default, TIMET may, from time to time, attempt to sell all or any part of the Pledged Collateral pursuant to the this Agreement or by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, TIMET may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral, and if TIMET solicits such offers from not less than four (4) such investors that are not affiliated with TIMET, then the acceptance by TIMET of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral, and a sale pursuant to this sentence shall be deemed to be a commercially reasonably disposition of the Pledged Collateral.

In addition, upon the occurrence and during the continuance of an Event of Default, all rights of Contran to exercise the voting and other rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in TIMET as provided in and subject to the terms of Section 6(b) hereof.

Section 13.  Expenses.  Contran will pay to TIMET the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel (including allocated costs of inside counsel), of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by TIMET, which TIMET may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of TIMET hereunder or (iv) the failure by Contran to perform or observe any of the provisions hereof.  All amounts owing under this Section shall be payable upon demand.  Any and all amounts payable under or pursuant to this Agreement that are not paid when due shall bear interest (which shall be payable upon demand) at the Maximum Rate.

Section 14.  Security Interest Absolute.  All rights of TIMET and security interests under this Agreement, and all obligations of Contran under this Agreement, shall be absolute and unconditional irrespective of, and unaffected by:

(a)           any lack of validity or enforceability of this Agreement or the Note;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from this Agreement or the Note; or

(c)           any other circumstance that might otherwise constitute a defense available to, or a discharge of, Contran in respect of the Indebtedness or of this Agreement.

      Section 15.  Miscellaneous.

(a)           While this Agreement is in full force and effect, Contran shall, at the reasonable request of TIMET, execute such appropriate financing statements as TIMET may reasonably deem necessary to perfect TIMET’s security interest in the Pledged Collateral.

(b)           All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law or agreement between or among the parties.  Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(c)           Any delay on the part of TIMET in exercising any of TIMET’s rights, remedies, powers and privileges hereunder or any partial or single exercise thereof shall not constitute a waiver thereof.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly executed by Contran and TIMET.

(d)           The rights and obligations of Contran and TIMET under this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

(e)           All notices, requests, consents or other communications hereunder shall be in writing and shall be deemed duly given if personally delivered or when received by overnight delivery or by registered or certified mail, addressed as follows:

If to Contran:

Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
Attn:  General Counsel

If to TIMET:

Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
Attn:  General Counsel

or at such other address as a party may have advised the other parties in a notice given as provided above.

(f)           This Agreement will be governed by the internal laws of the state of Texas.  All terms not defined herein are used as set forth in (i) the Stock Purchase Agreement; (ii) if not defined in the Stock Purchase Agreement, the Note; and (iii) if not defined in either the Stock Purchase Agreement or the Note, the Uniform Commercial Code as adopted in the state of Texas.

(g)           This Agreement, together with any documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings among the parties regarding such matters.  The caption headings of the sections of this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

(h)           Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)           This Agreement shall remain in full force and effect until such time as all Indebtedness of Contran to TIMET shall have been paid or satisfied in full, if on such date no Event of Default shall exist, and otherwise on the first date thereafter on which no Event of Default shall exist,.

(j)           This Agreement may be assigned in whole or in part by TIMET and by any assignee or successor in interest of TIMET.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

CONTRAN CORPORATION

By: /s/ William J. Lindquist
William J. Lindquist, Senior Vice President

TITANIUM METALS CORPORATION

By:	/s/ Robert D. Graham
Robert D. Graham, Executive Vice President